UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT (Date of earliest event reported): October 25, 2007

Commission File Number	Exact Name of Registrant as Specified in Charter, State of Incorporation, Address of Principal Executive Office and Telephone Number	IRS Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 10885 – N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363	91-1969407

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

MERGER AGREEMENT

Puget Energy, Inc. (“Puget Energy”), a Washington corporation, announced that it has entered into an Agreement and Plan of Merger, dated as of October 25, 2007 (the “Merger Agreement”), with Padua Holdings LLC, a Delaware limited liability company (“Padua”), Padua Intermediate Holdings, Inc. (“Padua Intermediate”), a Washington corporation and wholly owned subsidiary of Padua, and Padua Merger Sub Inc., a Washington corporation and wholly owned subsidiary of Padua Intermediate (“Merger Sub”), pursuant to which Merger Sub will merge with and into Puget Energy (the “Merger”), with Puget Energy continuing as the surviving corporation and as an indirect wholly owned subsidiary of Padua.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of Puget Energy, other than any shares in respect of which dissenter’s rights are perfected and other than any shares owned by Padua or any wholly owned subsidiary of Padua, shall be cancelled and shall be converted automatically into the right to receive $30.00 in cash, without interest.

Puget Energy and Padua have each made customary representations, warranties and covenants in the Merger Agreement, including, among other covenants, a covenant by Puget Energy to conduct its businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and covenants not to engage in certain types of transactions during that period.

The Merger Agreement contains a “go shop” provision pursuant to which Puget Energy has the right to solicit and engage in discussions and negotiations with respect to alternative proposals through December 10, 2007.  After that date, Puget Energy may only continue discussions with persons who are already engaged in negotiations with Puget Energy pursuant to bona fide written proposals.  Puget Energy and its subsidiaries are otherwise prohibited from soliciting or participating in any discussions regarding alternative proposals unless, prior to securing shareholder approval of the Merger, Puget Energy’s board of directors determines in good faith, based on the advice of outside counsel, that it would be necessary to engage in such discussions to avoid a breach of the board’s fiduciary duties.

Subject to certain limitations, if Puget Energy’s board of directors determines in good faith that an alternative proposal meeting specified criteria would be more favorable to Puget Energy’s shareholders than the Merger and would be reasonably likely to be consummated on its terms, then Puget Energy’s board of directors may, prior to securing shareholder approval of the Merger, withdraw or modify its approval or recommendation of the Merger and/or approve or recommend the alternative proposal or terminate the Merger Agreement and concurrently cause Puget Energy to enter into an acquisition agreement with respect to such alternative proposal.

The Merger Agreement contains termination rights for both Puget Energy and Padua under certain circumstances.  The Merger Agreement further provides that, in the event Puget Energy elects to terminate the Merger Agreement under specified circumstances, it would be required to pay to Parent either $30 million if the termination is based on the submission of an alternative proposal meeting certain requirements by a party with whom Puget Energy had been in discussions prior to December 10, 2007, or $40 million if such fee becomes payable in all other circumstances, plus, in each case, documented out-of-pocket expenses of Padua and its members of up to $10 million.  In addition, Puget Energy may be required to pay Padua documented out-of-pocket expenses incurred by Padua and its members not in excess of $15 million if the Merger Agreement is terminated due to a breach of the terms of the Merger Agreement by Puget Energy and such breach is incurable or has not been cured within a specified time. Padua may be required to pay Puget Energy an amount equal to $130 million if the Merger Agreement is terminated due to a breach of the terms of the Merger Agreement by Padua or Merger Sub and such breach is incurable or has not been cured within a specified time.

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions, including, without limitation, the approval of the transaction by the affirmative vote of two-thirds of the votes entitled to be cast thereon by Puget Energy’s shareholders, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of required regulatory approvals.  Padua has provided Puget Energy with copies of executed financing commitments and the Merger is not subject to a financing condition.

The foregoing description of the Merger Agreement is only a summary and does not purport to be complete.  A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements in this report regarding the proposed transaction between Puget Energy and Padua constitute “forward−looking statements” under the federal securities laws. These forward looking statements are subject to a number of substantial risks and uncertainties and may be identified by the words “will,” “anticipate,” “believe,” “expect,” “may” or “intend” or similar expressions. Actual results could differ materially from these forward−looking statements. Factors that might cause or contribute to such material differences include, but are not limited to, the ability of Puget Energy to obtain required regulatory and shareholder approvals of the merger, the possibility that the merger will not close or that the closing will be delayed, and other events and factors disclosed previously and from time to time in Puget Energy’s filings with the Securities and Exchange Commission (“SEC”), including Puget Energy’s Annual Report on Form 10−K for the year ended December 31, 2006. Puget Energy disclaims any obligation to update any forward−looking statements after the date of this Current Report. You should not place undue reliance on any forward−looking statements contained herein. Except as expressly required by the federal securities laws, Puget Energy undertakes no obligation to update such factors or to publicly announce the results of any of the forward−looking statements contained herein to reflect future events, developments, changed circumstances or for any other reason.

ADDITIONAL INFORMATION

In connection with the proposed Merger, Puget Energy will file a proxy statement with the SEC. Before making any voting or investment decision, investors and security holders of Puget Energy are urged to carefully read the entire proxy statement, when it becomes available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to the shareholders of Puget Energy in connection with the proposed merger. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Puget Energy at the SEC’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Puget Energy by directing such request to Puget Energy, 10885 NE 4th Street, Suite 1200 Bellevue, Washington 98004, Attention: Sue Gladfelter.

PARTICIPANTS IN THE SOLICITATION

Puget Energy, its directors, executive officers and other members of its management, employees, and certain other persons may be deemed to be participants in the solicitation of proxies from Puget Energy’s shareholders in connection with the proposed merger. Information about the interests of Puget Energy’s participants in the solicitation is set forth in Puget Energy’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC and in the proxy statement relating to the proposed merger when it becomes available.

ITEM 3.03.    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Immediately prior to the execution of the Merger Agreement, the Company and Wells Fargo Bank, N.A., as successor to Mellon Investor Services LLC (the “Rights Agent”), entered into an amendment (the “Rights Agreement Amendment”) to the Rights Agreement dated as of December 21, 2000 (the “Rights Agreement”), which provides that neither the execution of the Merger Agreement nor the execution of the Stock Purchase Agreement by and among Puget Energy, Inc. and the Purchasers named therein, each of whom is a member of Padua (the “Stock Purchase Agreement”), a separate transaction entered into by the Company simultaneously with the Merger Agreement, nor the consummation of the transactions contemplated by the Merger Agreement or the Stock Purchase Agreement will trigger the provisions of the Rights Agreement.

In particular, the Rights Agreement Amendment provides that neither Parent, Purchasers, nor any of their affiliates or associates (the “Exempted Persons”) shall be deemed to be an “Acquiring Person,” as a result of (i) the acquisition of Common Shares pursuant to and in accordance with the Stock Purchase Agreement and (ii) the execution and delivery of, and the consummation of the transactions contemplated by, the Merger Agreement or the Stock Purchase Agreement.  The Amendment also provides that the Rights Agreement shall terminate and the Rights shall expire at the Effective Time (as defined in the Merger Agreement), if the Rights Agreement has not otherwise terminated.  The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS.

2.1	Agreement and Plan of Merger, dated October 25, 2007, by and among Puget Energy, Inc., Padua Holdings LLC, Padua Intermediate Holdings Inc. and Padua Merger Sub Inc.

4.1	Amendment No. 1 to the Rights Agreement, dated as of October 25, 2007 by and among Puget Energy, Inc. and Wells Fargo Bank, N.A. (as successor to Mellon Investor Services LLC), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

By: /s/ Jennifer L. O’Connor
Dated: October 29, 2007	Jennifer L. O’Connor Senior Vice President, General Counsel, Chief Ethics and Compliance Officer, and Corporate Secretary

EXHIBIT INDEX

EXHIBIT                      DESCRIPTION
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2.1	Agreement and Plan of Merger, dated October 25, 2007, by and among Puget Energy, Inc., Padua Holdings LLC, Padua Intermediate Holdings Inc. and Padua Merger Sub Inc.

4.1	Amendment No. 1 to the Rights Agreement, dated as of October 25, 2007 by and among Puget Energy, Inc. and Wells Fargo Bank, N.A. (as successor to Mellon Investor Services LLC), as Rights Agent.